UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2014

GOLD TORRENT, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-159300	None
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 West Flamingo Road

Suite 131-200

Las Vegas, Nevada 89147

 (Address of principal executive offices) (Zip code)

(650) 938-3325

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

CELLDONATE INC.

______________________

Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2014, Celldonate Inc., a Nevada corporation (the “Company”) filed a certificate of amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Nevada in order to (i) change its name to “Gold Torrent, Inc.” in order to better reflect the direction and business of the Company (“Name Change”), (ii) effectuate a one (1) for five (5) reverse split of the Company’s shares of common stock, par value $0.001 per share (“Reverse Split”) and (iii) increase the number of authorized shares of capital stock of the Company to 220,000,000 shares, which shall be divided into two classes as follows: 200,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Increase of Authorized Capital” and together with the Name Change and the Name Change, the “Actions”). A copy of the Amendment is attached to this Current Report as Exhibit 3.1.

On December 9, 2013, holders of a majority of the voting power of the outstanding capital stock of the Company authorized the Actions. As a result of the reverse stock split, every five shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to a fractional share shall receive the next higher number of whole shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 3.1 Certificate of Amendment to Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD TORRENT, INC.

Dated: January 23, 2014	By:	/s/ Ryan Hart
	Name:	Ryan Hart
	Title:	Chief Executive Officer

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